IQST – iQSTEL Highlights Q1-FY2021 182% Revenue Growth On Track To $60.5 Million Annual Revenue Forecast In Letter To Shareholders

New York, NY – May 14, 2021 – iQSTEL, Inc. (USOTC: IQST) today released a letter to shareholders in conjunction with the publication of the company’s Q1-FY2021 financial report. The letter is included in its entirety below:

We issue this shareholder letter under the complicated economic environment resulting from Covid-19, but nevertheless, with much optimism.

The iQSTEL business plan of is going according to plan. Continuously improving operational performance is reflected in continuously improving financial performance.

Q1 has been an inflection point for iQSTEL. As forecasted, we achieved our forecasted Debt Free status (https://www.prnewswire.com/news-releases/iqst--iqstel-eliminates-all-debt-in-form-of-notes-becoming-debt-free-company-301230065.html), The impact is dramatic to both our current and future Balance Sheet, and the company’s Statements of Operations.

The following are some of the highlights found on our Balance Sheet this 10Q Q1-FY2021 vs Q4-FY2020:

1)Cash and Cash Equivalents $3.032 Million vs $0.753 Million representing a 302% increase.

2)Total Assets: $8.168 Million vs $5.951 Million representing a 37% increase .

3)Total Liabilities: $6.808 Million vs $8.346 Million representing more than an 18% reduction.

4)Total Stockholder´ Equity: $1.359 Million vs ($2.395 Million) representing an increase of $3.754 Million taking the company from a deficit to a surplus.

The following are some of the highlights found on our Statements of Operations this 10Q Q1-FY2021 vs Q1-FY2020:

1)Revenues: $14.197 Million vs $5.017 Million representing a 182% increase.

2)Net Loss: ($1.878 Million) vs ($3.909 Million) representing a $2.031 Million positive improvement.

3)Dilution Loss per common share: $0.01 vs $0.13 representing a 92% improvement.

Of course, we still have room to improve, and every day the management team keeps focusing on increasing the company business value, reducing costs, reducing expenses, increasing profit, and increasing revenues, all at the same time.

With the company surpassing the $13.9 Million estimated revenue forecast for Q1, to almost reach $14.2 Million in definitive revenue for Q1, the management team now confirms we are on track to accomplish our overall $60.5 Million revenue forecast this FY-2021.

While we concede room for improvement as every operation has room for improvement, we modestly contend that our Q1 financial results indicate we are on the right track. The management team plans to close all gaps, no matter how small, and work toward the objective of achieving a consolidated break-even point for each of our Operating Subsidiaries and in turn, iQSTEL overall.

Our current cash position is allowing us to invest in all our operating subsidiaries, increasing their working capital, improving their profits, and developing new high margin products and services.

As previously announced, in the coming Q2 we plan to launch:

1)The Mobile Number Portability Application MNPA (Blockchain Platform) - we are working now on the marketing material, and the final adjustments to the Mobile App.

2)The development of the IoTSmartTank for a 500 fortune client.

3)Our VisaDebitCard (VisaMoneyOne) for the EEUU market.

All these products and services have high potential revenue and margin, and are expected to generate monthly revenue streams with high margins for the company.

At the same time, this Q2 we are working weekly with Modus/Alternet on our IoTSmartEv and our IQBatteriesEV for the Revolt Electric Motorcycles in accordance to the overall Revolt Ecosystem Plan for 2021.

In addition to working on new products and new sources of revenues with high margins, we are also working on our M&A Campaign for FY-2021. In conjunction with our M&A efforts, we are working in a partnership with a fiber-optic network provider for 5G, that can serve more than 40 million direct and indirect customers as previously announced (https://www.prnewswire.com/news-releases/iqst--iqstel-previews-network-carrier-partnership-that-could-accelerate-entry-into-700-billion-5g-market-301287506.html).

High on our priority list is our intended Up-listing. We are working weekly on this goal and will keep you informed every step in that direction. For more detail information, please visit our website “home” section, and look for the blue button labeled “Up-Listing Path”.

It is our intention to be as transparent as possible with our shareholders, clients, and vendors.

Toward that end, we will make every effort to keep our shareholders updated on a weekly basis with the most up-to-date information. We believe maintaining transparency as a priority is the best way to gain your confidence about what we are doing, when, and how it might impact all of us.

In a new effort to make our transparency even better, the company recently created our iQSTEL - IQST Official Channel on YouTube (https://www.youtube.com/channel/UCsaklYVEBqfDVOnDjZVYNxw) and produced a couple of initial videos: 1) Company Overview, 2) Execution Plan 2021. The two videos explain our company, products and services and our execution plan.

This YouTube official channel, complements all our overall Social Media presence. We want to invite all our shareholders to visit our website www.iqstel.com, we keep it updated, and specially review our “home”, “investors”, and “meet us” sections.

In the “meet us” section we have intended to show all the ways you can communicate with the company to include calling our office number, calling IR investors, visiting our social media presence, sending an email, or even asking for a phone call, video conference or a meeting face to face.

On the website, you can find out in which countries we have a presence, and/or an office. If you want to meet us in one of our offices, please ask for a face to face meeting to arrange it.

To further improve our availability to shareholders, we plan to announce very soon our IQSTEL Quick Video Talk initiative, where the management is going to answer questions from our ambassadors. We invite you to become an ambassador in our “home” section on our Website. Look for the red button.

Our company is getting better every day. The management team is committed to executing on the vision, and is working hard every day to keep improving the company business value by continuously growing the business, developing new high margin products and services, and keeping the expenses and costs as low as possible, while at the same time, improving our business relations with all our customers.

Thanks to all our 19,000 shareholders, investors, partners, clients, and vendors for your support in this enterprise.

Warm regards from everyone on the iQSTEL management team.

About iQSTEL Inc.:

iQSTEL Inc (OTC: IQST) (www.iQSTEL.com) is a US-based publicly-listed company offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 13 countries. The company provides services to the Telecommunications, Electric Vehicle (EV), Liquid Fuel Distribution, Chemical and Financial Services Industries. iQSTEL has 4 Business Divisions: Telecom, Technology, Fintech and Blockchain, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, IoT Labs, Global Money One and itsBchain. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT Smart Electric Vehicle Platform, iQ Batteries for Electric Vehicles, IoT Smart Gas Platform, IoT Smart Tank Platform, Visa Debit Card, Money Remittance, Mobile Number Portability Application MNPA (Blockchain Platform) and Settlement & Payments Marketplace (Blockchain Platform).

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com